Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Parkline Place Level 25, 252 Pitt Street Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement and Prospectuses contained herein of our report dated November 11, 2025, relating to the consolidated financial statements of Locafy Limited (the Company) appearing in the Company’s Annual Report on Form 20-F for the year ended June 30, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption ‘Experts’ in this Registration Statement and Prospectuses.

/s/ BDO Audit Pty Ltd

Sydney, Australia

August 4, 2026

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.